EXHIBIT 10-G
                              AMBASE CORPORATION
                        GREENWICH OFFICE PARK, BLDG. 2
                               51 WEAVER STREET
                           GREENWICH, CT 06831-5155




February 24, 1997


Mr. Richard A. Bianco
Chairman, President and Chief Executive Officer
AmBase Corporation
Greenwich Office Park, Bldg. 2
51 Weaver Street
Greenwich, CT  06831-5155

Dear Mr. Bianco:

As approved by the Personnel Committee and the Board of Directors of AmBase Corporation (the "Company") at their respective meetings held on February 24, 1997, the Company hereby agrees to amend your employment agreement dated June 1, 1991 and as amended dated March 30, 1993 (collectively, the "Agreement") as follows: (i) to serve as Chairman, President and Chief Executive Officer, (ii) to extend the term of employment for an additional five years to May 31, 2002 or for such shorter period as may be mutually agreed upon by you and the Company; and (iii) your participation in the Supplemental Retirement Plan of the Company (the "SERP") shall be calculated at 4% rather than 3% of the product of your Final Average Earnings (as defined in the SERP), and you will continue to be 100% vested, as previously approved by the Personnel Committee of the Board of Directors of the Company on August 29, 1991. Your annual base salary shall continue to be $500,000.

It is expressly understood that all other provisions of the Original Agreement will continue in full force and effect in accordance with its original terms and practices to date.

                                    AmBase Corporation


                                    By:   /s/ John P. Ferrara
                                          -------------------------------------
                                 John P. Ferrara
                                          Vice President, Chief Financial
                                          Officer, Treasurer and Controller

Accepted and agreed to this 24th day of February, 1997:




/s/ Richard A. Bianco
----------------------------------
Richard A. Bianco